UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2007, Gerald M. Haines, age 44, executed an employment offer letter with Verenium Corporation (the “Company”), pursuant to which Mr. Haines will join the Company as its Executive Vice President and Chief Legal Officer effective as of January 14, 2008. Prior to joining us, from September 2006 to December 2007, Mr. Haines was an advisor to early-stage companies on legal and business matters. Prior to that, from May 2001 to August 2006, Mr. Haines served as executive vice president of strategic affairs, chief legal officer and secretary of Enterasys Networks, Inc., a public network communications company that was acquired by an investment group led by the private investment firms The Gores Group, LLC and Tennebaum Capital Partners, LLC in March 2006. Prior to Enterasys Networks, Mr. Haines served as senior vice president and general counsel of Cabletron Systems, Inc, the predecessor of Enterasys Networks. Mr. Haines holds a B.S. in business administration from Boston University and a J.D. from Cornell Law School.

Mr. Haines will receive an annual base salary of $280,000 and is eligible for a maximum annual bonus payout in amounts of up to 50% of his base salary subject to the achievement of certain company financial objectives and personal performance goals to be determined. Mr. Haines’ offer letter also entitles him to to receive all customary and usual fringe benefits available to our full-time, regular exempt employees. In addition, subject to approval by the Company’s Board of Directors (the “Board”), Mr. Haines will be granted an option to purchase up to 250,000 shares of the Company’s common stock at an exercise price per share equal to the per share fair market value of the Company’s common stock on the date of grant. Pursuant to the employment offer letter, 150,000 shares subject to such option will vest as follows: 25% of the shares vest one year from the date of grant and the remaining 75% of the shares will vest in equal quarterly installments thereafter. The remaining 100,000 shares subject to such option will vest 100% on the seventh anniversary of the grant date, or will be subject to accelerated vesting upon achievement of corporate goals to be determined by the Compensation Committee of the Board. In each case, the vesting of the shares underlying the option will be subject to Mr. Haines’ continued service to the Company. Mr. Haines’ option will be granted under the terms of the Company’s 2007 Equity Incentive Plan and the forms of stock option grant notice and stock option agreement approved by the Board for executive officers of the Company. The offer letter provides that Mr. Haines’ employment is voluntary and at will and further provides that, within 30 days of his employment with us, we will offer to enter into an employment agreement with a change of control provision that is consistent with the change of control provisions offered to our other executive employees.

On January 14, 2008, we issued a press release announcing the commencement of Mr. Haines’ employment with us. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: January 14, 2008	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 14, 2008.